Item 30. Exhibit (h) i. v. 1. i.

AMENDMENT TO PARTICIPATION AGREEMENT

AMONG

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

VANECK VIP TRUST

VAN ECK SECURITIES CORPORATION

AND

VAN ECK ASSOCIATES CORPORATION

THIS AMENDMENT is made and entered into as of the 26th day of June, 2023, amends the Participation Agreement entered into as of the 28th day of January, 2021, as amended (the “Agreement”) by and among MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the Commonwealth of Massachusetts (the “Company”); VANECK VIP TRUST, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the “Fund”), VAN ECK SECURITIES CORPORATION (the “Underwriter”), a Delaware corporation and VAN ECK ASSOCIATES CORPORATION (the “Adviser”), a Delaware corporation.

WHEREAS, the parties desire to amend the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.	Except as expressly provided in this amendment, all other terms and provisions of the Agreement shall remain in full force and effect.

3.	Terms used, but not otherwise defined herein, shall have the meaning set forth in the Agreement.

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SCHEDULE A

Separate Accounts of Massachusetts Mutual Life Insurance Company participating in Portfolios of the Fund:

•	Massachusetts Mutual Variable Life Separate Account IX
•	Massachusetts Mutual Variable Life Separate Account VII
•	Massachusetts Mutual Variable Life Separate Account X

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Michael S. Dunn
Name:	Michael S. Dunn
Title:	Head of Institutional Insurance

VANECK VIP TRUST

By:	/s/ Laura Hamilton
Name:	Laura Hamilton
Title:	Vice President

VAN ECK SECURITIES CORPORATION

By:	/s/ Laura Hamilton
Name:	Laura Hamilton
Title:	Assistant Vice President

VAN ECK ASSOCIATES CORPORATION

By:	/s/ Laura Hamilton
Name:	Laura Hamilton
Title:	Assistant Vice President